Airgain® Reports First Quarter 2021 Financial Results

San Diego, CA, May 6, 2021 – Airgain, Inc. (Nasdaq: AIRG), a leading provider of advanced wireless connectivity solutions and technologies used to enable high performance wireless networking across a broad range of devices and markets, including consumer, enterprise, and automotive, today reported financial results for the first quarter ended March 31, 2021.

“We are very proud that we generated our highest quarterly revenue in Airgain’s history,” said Airgain’s President and Chief Executive Officer, Jacob Suen. “We saw contribution from all three of our target markets with both AirgainConnect, our new game changing platform, and NimbeLink, our recent acquisition in the industrial IoT market, leading the way. We are very excited about the growth prospects for Airgain in 2021 and beyond.”

First Quarter 2021 Financial Highlights

•
Sales of $17.4 million
•
GAAP Gross margin of 39.7%
•
Non-GAAP gross margin of 42.2%
•
GAAP operating expense of $8.8 million
•
Non-GAAP operating expense of $7.0 million
•
GAAP net income of $0.2 million or $0.02 per diluted share
•
Non-GAAP net income of $0.3 million or $0.03 per diluted share
•
Adjusted EBITDA of $0.4 million

First Quarter 2021 Financial Results

Sales for the first quarter of 2021 were $17.4 million, of which $10.3 million was generated from the consumer market, $4.4 million from the enterprise market and $2.7 million from the automotive market. Sales increased by 35.4%, or $4.5 million in the first quarter of 2021 compared to $12.8 million in the fourth quarter of 2020. The increase in sales was primarily due to $3.2 million of revenue recognized from NimbeLink, which was acquired on January 7, 2021, and whose revenue is included in our enterprise market, as well as and higher sales in Airgain's consumer and automotive markets. Sales for the first quarter of 2021 increased by 54.9%, or $6.2 million from $11.2 million in the same year-ago period.

GAAP gross profit for the first quarter of 2021 was $6.9 million compared to $5.8 million for the fourth quarter of 2020 and $5.3 million in the same year-ago period. Non-GAAP gross profit for the first quarter of 2021 was $7.3 million compared to $5.9 million for the fourth quarter of 2020 and $5.4 million in the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of this non-GAAP measure).

GAAP gross margin for the first quarter of 2021 was 39.7%, compared to 45.5% for the fourth quarter of 2020 and 47.5% in the same year-ago period. The decrease in gross margin is primarily due to the addition of lower gross margins from Nimbelink product sales as well as amortization of inventory step-up adjustment and amortization of intangible assets resulting from the NimbeLink acquisition. Non-GAAP gross margin for the first quarter of 2021 was 42.2% compared to 45.8% for the fourth quarter of 2020 and 47.8% in the same year-ago period. Non-GAAP gross margin decreased 360 basis points from the fourth quarter of 2020 and 560 basis points from the same year-ago period primarily due to the impact of NimbeLink, higher production and procurement costs and product mix (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of this non-GAAP measure).

Total GAAP operating expenses for the first quarter of 2021 were $8.8 million, compared to $6.9 million for the fourth quarter of 2020 and $6.6 million in the same year-ago period. The higher operating expense was mostly due to the incremental operating expenses from NimbeLink. Non-GAAP operating expense for the first quarter of 2021 was $7.0 million compared to $5.7 million in the fourth quarter of 2020 and $5.8 million in the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of this non-GAAP measure).

GAAP net income for the first quarter of 2021 was $0.2 million or $0.02 per share (based on 10.8 million diluted shares), compared to a net loss of $(1.1) million or $(0.11) per share (based on 9.8 million shares) for the fourth quarter of 2020 and a net loss of $(1.2) million or $(0.12) per share (based on 9.7 million shares) in the same year-ago period. The $1.3 million increase in net income from the fourth quarter of 2020 was due to increased gross profit and a $2.1 million tax benefit offset by an increase in operating expenses. In connection with the NimbeLink acquisition, we recorded deferred tax liabilities associated with the intangible assets in the first quarter. As a result, we released $2.3 million of valuation allowance, which in turn resulted in the $2.1 million tax benefit. Non-GAAP net income for the first quarter of 2021 was $0.3 million or $0.03 per share (based on 10.8 million diluted shares), compared to Non-GAAP net income of $0.2 million or $0.02 per share (based on 10.2 million diluted shares) for the fourth quarter of 2020 and a non-GAAP net loss of $(0.5) million or $(0.05) per share (based on 9.7 million shares) for the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures" below for further discussion of this non-GAAP measure).

Adjusted EBITDA for the first quarter of 2021 was $0.4 million, compared to adjusted EBITDA of $0.3 million for the fourth quarter of 2020 and adjusted EBITDA of $(0.4) million in the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures" below for further discussion of this non-GAAP measure).

Second Quarter 2021 Financial Outlook

•
Sales are expected to be in the range of $17.25 million to $19.25 million, representing a quarter-over-quarter increase of 5% at the midpoint
•
GAAP gross margin is expected to be in the range of 40.5% to 42.5%
•
Non-GAAP gross margin is expected to be in the range of 41.0% to 43.0%
•
GAAP operating expense is expected to be $8.9 million, plus or minus $150,000
•
Non-GAAP operating expense is expected to be $7.2 million, plus or minus $150,000
•
GAAP earnings per share is expected to be $(0.13) at the midpoint
•
Non-GAAP net income per diluted share is expected to be $0.04 at midpoint
•
Adjusted EBITDA is expected to be $0.6 million at midpoint

Our financial outlook for the three months ending June 30, 2021 including reconciliations of GAAP to non-GAAP measures can be found at the end of this press release.

Conference Call

Airgain management will hold a conference call today (Thursday, May 6, 2021) at 5.00 p.m. Eastern Time (2.00 p.m. Pacific Time) to discuss financial results for the first quarter ended March 31, 2021.

Airgain management will host the presentation, followed by a question-and-answer period.

Date: Thursday, May 6, 2021

Time: 5.00p.m. Eastern Time (2.00 p.m. Pacific Time)

Please follow the below web address to register for the First Quarter 2021 Conference Call. Upon registering, you will be provided call details with a unique ID. There will be a reminder email sent out to all registered participants.

Registration: https://www.directeventreg.com/registration/event/5892945

The conference call will be broadcast simultaneously and available for replay via the investor relations section of the company's website.

A replay of the call is available after 8.00 p.m. Eastern on the same day through June 6, 2021.

U.S. replay dial-in: (800) 585-8367 or (416) 621-4642
Conference ID: 5892945

About Airgain, Inc.

Airgain is a leading provider of advanced wireless connectivity solutions and technologies used to enable high performance wireless networking across a broad range of devices and markets, including consumer, enterprise, and automotive. Airgain's mission is to connect the world through advanced antenna systems and integrated wireless solutions. Combining design-led thinking with testing and development, Airgain's technologies are deployed in carrier, fleet, enterprise, residential, private, government, and public safety wireless networks and systems, including set-top boxes, access points, routers, modems, gateways, media adapters, portables, digital televisions, sensors, fleet, and asset tracking devices. Through its pedigree in the design, integration, and testing of high-performance embedded antenna technology, Airgain has become a leading provider to the residential wireless local area networking, also known as WLAN, market, supplying to leading carriers, original equipment manufacturers, or OEMs, original design manufacturers, or ODMs, and chipset manufacturers who depend on us to achieve their wireless performance goals. Airgain is headquartered in San Diego, California, and maintains design and test centers in the U.S., U.K., and China. For more information, visit airgain.com, or follow Airgain on LinkedIn and Twitter.

Airgain and the Airgain logo are registered trademarks of Airgain, Inc.

Forward-Looking Statements

Airgain cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. These forward-looking statements include statements regarding the rollout of our AirgainConnect platform, and any associated expected benefits, the expected benefits of the acquisition of NimbeLink and the combined company product offerings, our ability to transition to a wireless systems solutions provider, and our first quarter 2021 financial outlook and prospects for growth or momentum across our markets in 2021, including AirgainConnect. The inclusion of forward-looking statements should not be regarded as a representation by Airgain that any of our plans will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including, without limitation: the market for our antenna products is developing and may not develop as we expect; risks related to the timing of the rollout of AT&T’s FirstNet network upon which our AirgainConnect products will operate; risks and uncertainties related to the acquisition of

NimbeLink, including any costs, expenses or difficulties related to the acquisition; risks associated with integrating the NimbeLink business into our current business; the failure to realize the expected benefits and synergies of the acquisition in the expected timeframes or at all; our operating results may fluctuate significantly, including based on seasonal factors, which makes future operating results difficult to predict and could cause our operating results to fall below expectations or guidance; the  pandemic may continue to disrupt and otherwise adversely affect our operations and those of our suppliers, partners, distributors and ultimate end customers, and the overall supply chain that our antennas are used in, as well as adversely affecting the general U.S. and global economic conditions and financial markets, and, ultimately, our sales and operating results; risks and uncertainties related to management and key personnel changes; our products are subject to intense competition, including competition from the customers to whom we sell and competitive pressures from existing and new companies may harm our business, sales, growth rates, and market share; risks associated with the performance of our products including risks associated with introducing AirgainConnect into the newly licensed Band 14 frequencies; our future success depends on our ability to develop and successfully introduce new and enhanced products for the wireless market that meet the needs of our customers, including our ability to transition to provide a more diverse solutions capability; our ability to identify and consummate strategic acquisitions and partnerships; we sell to customers who are price conscious, and a few customers represent a significant portion of our sales, and if we lose any of these customers, our sales could decrease significantly; we rely on a few contract manufacturers to produce and ship all of our products, a single or limited number of suppliers for some components of our products and channel partners to sell and support our products, and the failure to manage our relationships with these parties successfully could adversely affect our ability to market and sell our products; risks associated with ramping up and relying on a new third-party manufacturer; if we cannot protect our intellectual property rights, our competitive position could be harmed or we could incur significant expenses to enforce our rights; and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our Annual Report on Form  and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Note Regarding Use of Non-GAAP Financial Measures

To supplement our condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted earnings before interest, taxes, depreciation, amortization (Adjusted EBITDA), non-GAAP net income (loss) attributable to common stockholders (non-GAAP net income (loss)), non-GAAP net income (loss) per (basic or diluted) share (non-GAAP EPS), non-GAAP operating expense and non-GAAP gross margin. We believe these financial measures provide useful information to investors with which to analyze our operating trends and performance.

In computing Adjusted EBITDA, non-GAAP net income (loss), and non-GAAP EPS, we exclude stock-based compensation expense, which represents non-cash charges for the fair value of stock awards; other income as well as interest income offset by interest expense; depreciation and/or amortization; acquisition-related expenses, amortization of inventory step-up and provision (benefit) for income taxes. In computing non-GAAP operating expense, we exclude stock-based compensation expense, acquisition-related expenses, and amortization of intangible assets. In computing non-GAAP gross margin, we exclude stock-based compensation expense, amortization of inventory step-up and amortization of intangible assets. Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash operating expenses; we believe that providing non-GAAP financial measures that exclude non-cash expense allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision making and for evaluating our own core business operating results over different periods of time. Management considers these types of expenses and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control and are not necessarily reflective of operational performance during a period.

Our non-GAAP measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Our Adjusted EBITDA, non-GAAP net income (loss), non-GAAP EPS, non-GAAP operating expense and non-GAAP gross margin are not measurements of financial performance under GAAP and should not be considered as an alternative to operating or net income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider these non-GAAP measures to be a substitute for, or superior to, the information provided by GAAP financial results. Reconciliations with specific adjustments to GAAP results and outlooks are provided at the end of this release.

Airgain Contact

David B. Lyle

Chief Financial Officer

Airgain, Inc.

investors@airgain.com

Airgain Investor Contact

Matt Glover

Gateway Group, Inc.

+1 949 574 3860

AIRG@gatewayir.com

Airgain, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except par value)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$21,458	$38,173
Trade accounts receivable	9,853	4,782
Inventory	2,409	1,016
Prepaid expenses and other current assets	1,953	1,462
Total current assets	35,673	45,433
Property and equipment, net	2,469	2,377
Leased right-of-use assets	3,340	—
Goodwill	10,845	3,700
Intangible assets, net	16,517	3,168
Other assets	517	249
Total assets	$69,361	$54,927
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,848	$2,975
Accrued compensation	1,531	$2,655
Accrued liabilities and other	2,145	1,187
Short-term lease liabilities	981	—
Current portion of deferred rent obligation under operating lease	—	39
Total current liabilities	9,505	6,856
Deferred purchase price liabilities	6,686	—
Deferred tax liability	86	58
Long-term lease liabilities	2,686	—
Deferred rent obligation under operating lease	—	271
Total liabilities	18,963	7,185
Commitments and contingencies
Stockholders’ equity:
Common stock and additional paid-in capital, par value $0.0001, 200,000 shares authorized; 10,537 shares issued and 10,003 shares outstanding at March 31, 2021; and 10,318 shares issued and 9,784 shares outstanding at December 31, 2020	102,775	100,356
Treasury stock, at cost: 534 shares at March 31, 2021 and December 31, 2020	(5,267)	(5,267)
Accumulated deficit	(47,110)	(47,347)
Total stockholders’ equity	50,398	47,742
Total liabilities and stockholders’ equity	$69,361	$54,927

Airgain, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended March 31,
	March 31,	December 31,	March 31,
	2021	2020	2020
Sales	$17,377	$12,830	$11,216
Cost of goods sold	10,480	6,993	5,891
Gross profit	6,897	5,837	5,325
Operating expenses:
Research and development	2,706	2,284	2,418
Sales and marketing	2,439	1,499	1,539
General and administrative	3,633	3,130	2,678
Total operating expenses	8,778	6,913	6,635
Loss from operations	(1,881)	(1,076)	(1,310)
Other expense (income):
Interest income, net	(8)	(3)	(124)
Other expense	7	8	—
Total other expense (income)	(1)	5	(124)
Loss before income taxes	(1,880)	(1,081)	(1,186)
Provision (benefit) for income taxes	(2,117)	(1)	16
Net income (loss)	$237	$(1,080)	$(1,202)
Net income (loss) per share:
Basic	$0.02	$(0.11)	$(0.12)
Diluted	$0.02	$(0.11)	$(0.12)
Weighted average shares used in calculating income (loss) per share:
Basic	9,869	9,771	9,690
Diluted	10,839	9,771	9,690

Airgain, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three months ended March 31,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$237	$(1,202)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	131	122
Amortization of intangible assets	716	164
Amortization of premium (discounts) on investments, net	—	7
Stock-based compensation	928	668
Deferred tax liability	(2,302)	—
Changes in operating assets and liabilities:
Trade accounts receivable	(3,944)	640
Inventory	278	197
Prepaid expenses and other assets	(451)	238
Other assets	27	—
Accounts payable	1,179	(291)
Accrued compensation	(1,263)	(1,356)
Accrued liabilities and other	527	(44)
Lease liabilities	17	—
Deferred obligation under operating lease	—	(45)
Net cash used in operating activities	(3,920)	(902)
Cash flows from investing activities:
Cash paid for acquisition, net of cash acquired	(14,185)	—
Purchases of available-for-sale securities	—	(752)
Maturities of available-for-sale securities	—	11,400
Purchases of property and equipment	(61)	(115)
Net cash provided by (used in) investing activities	(14,246)	10,533
Cash flows from financing activities:
Repurchases of common stock	—	(190)
Proceeds from issuance of common stock, net	1,451	70
Net cash provided by (used in) financing activities	1,451	(120)
Net increase (decrease) in cash, cash equivalents and restricted cash	(16,715)	9,511
Cash, cash equivalents, and restricted cash; beginning of period	38,348	13,197
Cash, cash equivalents, and restricted cash; end of period	$21,633	$22,708

Supplemental disclosure of cash flow information:
Taxes paid	$38	$22
Supplemental disclosure of non-cash investing and financing activities:
Right-of-use assets recorded upon adoption of ASC 842	$3,199	$—
Leased liabilities recorded upon adoption of ASC 842	$3,519	$—
Accrual of property and equipment	$13	$21

Cash and cash equivalents	$21,458	$22,533
Restricted cash included in other assets	175	175
Total cash, cash equivalents, and restricted cash	$21,633	$22,708

Airgain, Inc.

Unaudited Sales by Target Market

(in thousands)

	Three months ended
	March 31,	December 31,	March 31,
Target Market	2021	2020	2020
Consumer	$10,296	$9,640	$8,463
Enterprise	4,382	1,335	802
Automotive	2,699	1,855	1,951
Total sales	$17,377	$12,830	$11,216

Airgain, Inc. (in thousands)

Unaudited Reconciliation of GAAP to non-GAAP Gross Profit

	Three months ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Gross profit	$6,897	$5,837	$5,325
Stock-based compensation	1	2	—
Amortization of intangible assets	82	33	33
Amortization of inventory step-up	352	—	—
Non-GAAP gross profit	$7,332	$5,872	$5,358

Unaudited Reconciliation of GAAP to non-GAAP Gross Margin

	Three months ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Gross margin	39.7%	45.5%	47.5%
Stock-based compensation	0.0%	0.0%	0.0%
Amortization of intangible assets	0.5%	0.3%	0.3%
Amortization of inventory step-up	2.0%	0.0%	0.0%
Non-GAAP gross margin	42.2%	45.8%	47.8%

Unaudited Reconciliation of GAAP to non-GAAP Operating Expenses

	Three months ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Operating expenses	$8,778	$6,913	$6,635
Stock-based compensation expense	(928)	(606)	(668)
Amortization of intangible assets	(634)	(121)	(131)
Acquisition-related expenses	(189)	(484)	-
Non-GAAP operating expenses	$7,027	$5,702	$5,836

Airgain, Inc.

(in thousands, except per share data)

Unaudited Reconciliation of GAAP to non-GAAP Net Income (Loss)

	Three months ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Net income (loss)	$237	$(1,080)	$(1,202)
Stock-based compensation expense	928	608	668
Amortization of intangible assets	716	154	164
Acquisition-related expenses	189	484	—
Amortization of inventory step-up	352	—	—
Other income	(8)	(3)	(124)
Provision (benefit) for income taxes	(2,117)	(1)	16
Non-GAAP net income (loss) attributable to common stockholders	$297	$162	$(478)

Non-GAAP net income (loss) per share:
Basic	$0.03	$0.02	$(0.05)
Diluted	$0.03	$0.02	$(0.05)
Weighted average shares used in calculating non-GAAP net income (loss) per share:
Basic	9,869	9,771	9,690
Diluted	10,839	10,188	9,690

Unaudited Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three months ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Net income (loss)	$237	$(1,080)	$(1,202)
Stock-based compensation expense	928	608	668
Depreciation and amortization	847	269	286
Amortization of inventory step-up	352	—	—
Acquisition-related expenses	189	484	—
Other income	(8)	(3)	(124)
Provision (benefit) for income taxes	(2,117)	(1)	16
Adjusted EBITDA	$428	$277	$(356)

Q2-2021 Financial Outlook

Reconciliations of GAAP to Non-GAAP Gross Margin, Operating Expense, Net Income (Loss), EPS and to Adjusted EBITDA
For the Three Months Ended June 30, 2021
(in millions, except per share data)

Gross Margin Reconciliation:		EPS Reconciliation(1):
GAAP gross margin	41.5%	GAAP EPS	$(0.13)
Stock-based compensation	0.0%	Stock-based compensation	0.09
Amortization	0.5%	Amortization	0.07
Non-GAAP gross margin	42.0%	Interest income, net	—
		Provision for income taxes	0.01
Operating Expense Reconciliation:		Non-GAAP EPS	$0.04
GAAP operating expenses	$8.88
Stock-based compensation	(1.00)	Adjusted EBITDA Reconciliation
Amortization	(0.68)	GAAP net loss	$(1.34)
Non-GAAP operating expenses	$7.20	Stock-based compensation	1.00
		Depreciation and amortization	0.92
Net Loss Reconciliation		Interest income, net	(0.01)
GAAP net loss	$(1.34)	Provision for income taxes	0.05
Stock-based compensation	1.00	Adjusted EBITDA	$0.62
Amortization	0.77
Acquisition-related expense	—
Interest income, net	(0.01)
Provision for income taxes	0.05
Non-GAAP net income	$0.47

(1) Amounts are based on 10.1 million basic and 11.0 million diluted weighted average shares outstanding.